EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-54006) pertaining to the Daktronics, Inc. 401(k) Plan of our report dated October 30, 2008, with respect to the financial statements and schedule of the Daktronics, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended April 30, 2008.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 30, 2008

10